EXHIBIT 23.1




                          CONSENT OF INDEPENDENT ACCOUNTANTS
                          ----------------------------------


          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of Viacom Inc., of our reports dated February 4, 1994, except as to Note 2, which is as of March 11, 1994, appearing on pages II-32, and F-2 of the Viacom Inc. Annual Report on Form 10-K for the year ended December 31, 1993, as amended by Form 10-K/A Amendment No. 1 dated May 2, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



          PRICE WATERHOUSE LLP

          New York, New York
          August 22, 1994